EX-99.906CERT

                                 CERTIFICATIONS
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Savitri P. Pai, Chief Executive Officer, and Mark J. Seger, Chief Financial Officer, of Surgeons Diversified Investment Fund (the "Registrant"), each certify to the best of his or her knowledge that:

      1. The Registrant's periodic report on Form N-CSR for the period ended February 29, 2008 (the "Form N-CSR") fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended; and

      2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

CHIEF EXECUTIVE OFFICER                     CHIEF FINANCIAL OFFICER

Surgeons Diversified Investment Fund        Surgeons Diversified Investment Fund

/s/ Savitri P. Pai                          /s/ Mark J. Seger
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Savitri P. Pai, President                   Mark J. Seger, Treasurer

Date:  April 30, 2008                       Date:  April 30, 2008

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, OR OTHER DOCUMENT AUTHENTICATING, ACKNOWLEDGING OR OTHERWISE ADOPTING THE SIGNATURE THAT APPEARS IN TYPED FORM WITHIN THE ELECTRONIC VERSION OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, HAS BEEN PROVIDED TO SURGEONS DIVERSIFIED INVESTMENT FUND AND WILL BE RETAINED BY SURGEONS DIVERSIFIED INVESTMENT FUND AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.